SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934


       Date of Report (Date of earliest event reported): February 21, 2007


                               City Network, Inc.
               (Exact name of registrant as specified in charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


        001-31954                                         98-0467944
(Commission File Number)                       (IRS Employer Identification No.)


2F-1, No. 16, Jian Ba Road, Jhonghe City
    Taipei County, 235, Taiwan, ROC                          N/A
(Address of principal executive offices)                  (Zip Code)


    Registrant's telephone number, including area code: 011-886-2-8226-5566
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ITEMS 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE
            OR STANDARD; TRANSFER OF LISTING.

     On February 21, 2007, the Company received notice from the American Stock Exchange ("Amex") that Amex had delisted the Company's stock from Amex. The reason given by Amex for the delisting was the Company's failure to comply (i) with Section 1003(a)(i) of the Amex Company Guide due to the fact that the Company's shareholders' equity is less than $2,000,000 and that the Company sustained losses from continuing operations and/or net losses in two out of its three most recent fiscal quarters, (ii) with Section 1003(a)(ii) of the Amex Company Guide due to the fact that the Company's shareholders' equity is less than $4,000,000 and losses from continuing operations and/or net losses in three of its four most recent fiscal years, and (iii) with Section 1003(a)(iv) of the Amex Company Guide due to the fact that the Company has sustained losses which are so substantial in relation to its overall operations or its existing financing resources, or that its financial condition has become so impaired that it appears questionable, in the opinion of Amex, as to whether the Company will be able to continue its operations and/or meet its obligations as they mature. The Company originally received notice from Amex regarding such non compliance on December 5, 2006.

     On December 1, 2006, the Company submitted a plan advising Amex of action it has taken, or will take, that would bring it into compliance with Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iv) of the Amex Company Guide by June 5, 2008. On January 10, 2007 the Staff of the Amex determined that such plan submitted by the Company did not make a reasonable demonstration of the Company's ability to do so. The Company was given the opportunity to appeal the Staff of the Amex's determination that the Company was not in compliance with certain Amex continued listing standards and that the plan submitted by the Company intended to bring it into such compliance did not make a reasonable demonstration to do so. The Company appealed the determination, was given a hearing date by Amex, and subsequently rescinded its appeal. Effective February 21, 2007, Amex removed the Company's common stock from listing on Amex.

     The Company is currently in discussions with market makers regarding the application to quote its securities on the OTC Bulletin Board.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CITY NETWORK, INC.


                                     By: /s/ Alice Chen
                                        ----------------------------------------
                                     Name:  Alice Chen
                                     Title: Chairman and Chief Executive Officer

Dated: February 27, 2007

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